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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               SEPTEMBER 15, 2006

                        COMMISSION FILE NUMBER: 001-03985


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                                 EDO CORPORATION
             (Exact name of registrant as specified in its charter)

             NEW YORK                                     11-0707740
      (State of incorporation)              (I.R.S. Employer Identification No.)


     60 EAST 42ND STREET - 42ND FLOOR                             10165
          NEW YORK, NEW YORK                                    (Zip Code)
  (Address of Principal Executive Offices)

                                 (212) 716-2000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On September 15, 2006, EDO Corporation completed the acquisition of Impact Science & Technology Inc., a privately-held New Hampshire corporation ("IST") from all of the shareholders of IST. As previously announced under the terms of the IST Stock Purchase Agreement, EDO paid an aggregate purchase price of $124 million for the IST shares, consisting of $106 million in cash and a promissory note in the principal amount of $18 million payable over three years. In addition, nine key employees received retention payments in the form of 405,103 restricted EDO Common Shares valued at $9 million. Taking into account IST's cash balance at the time of the offer, the net purchase price of $113 million was funded from EDO's current cash balance, plus a $100 million borrowing from the company's bank-credit facility provided by a bank group led by Citigroup Global Markets Inc. and Wachovia Capital Markets LLC.

ITEM 9.01   EXHIBITS

(c) Exhibits

Exhibit Number      Description of Exhibit
99.1                Press Release of EDO Corporation, dated September 15, 2006
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               EDO CORPORATION


                               By /s/ Frederic B. Bassett
                                  ----------------------------------------
                                  Senior Vice President-Finance, Treasurer and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

Date:   September 18, 2006